Wednesday,  July 4, 2001



                   UNITED STATES

 SECURITIES & EXCHANGE COMMISSION

   WASHINGTON,  D.C.  20549



Addendum:  FORM S-1  The Stadium Communities,  Inc.

 A California Domestic Stock Corporation Registration Number 2112842


EDGAR Codes:
CIK 0001115423
SIK 7329
PMAC jv7mpd#w
CCC 5b@xrwq


 230.473 Delaying Amendments

(2)The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

(b) This registration statement shall hereafter become effective in accordance with the provisions of section 8(a) of the Securities
 Act of 1933.
_____________________

                                              Entered this day in
 California,   July 4,  2001

In commemoration of our nation's birth and for the social impact
 in well-being of our citizens as living in one of   'The Stadium
 Communities, Inc.'

Thus, we make our contribution to the nation of all nations, The United States of America, the land of the free/free from monachial dictates = the secular nation of all nations and just think we have only begun!


Donald Dean Carlson,  Owner/Designer/Builder-Developer 'The
 Stadium Communities, Inc.'


"Builder of Fine Custom Cities"